UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

ATWOOD MINERALS AND MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Farmington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 968-0838

1400 Old Country Road, Suite 206, Westbury, NY
(Former Name or former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements related to our ability to raise sufficient capital to finance our planned operations, our ability to develop or market our products, our ability to successfully compete in the marketplace, our ability to secure additional technologies and licenses relevant to our business, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report on Form 8-K sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by the Company that relate to the acquisition by the Company of Phreadz USA LLC and Universal Database of Music USA LLC, and certain related actions taken by the Company.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Atwood Minerals and Mining Corp. after giving effect to our acquisition of each of Phreadz USA, LLC and Universal Data Base of Music USA, LLC, and the related transactions described below, unless the context requires otherwise.

Item 1.01	Entry into a Material Definitive Agreements.

Acquisitions

Phreadz Securities Purchase Agreement

On April 21, 2010, we entered into a Securities Purchase Agreement (the “Phreadz Purchase Agreement”) with each of the members of Phreadz USA LLC, a Nevada limited liability company (“Phreadz”), pursuant to which, on the Closing Date (as defined under Item 2.01 below), we acquired all of the outstanding membership interests of Phreadz in exchange for 21,659,200 shares of our common stock, at which time Phreadz became our wholly owned subsidiary (the “Phreadz Acquisition”).

As a condition to the closing of the Phreadz Acquisition, on the Closing Date 32,712,176 shares of our issued and outstanding common stock previously held by certain stockholders were cancelled pursuant to the terms of the Phreadz Purchase Agreement (the “Cancelled Shares”).

UDM Securities Purchase Agreement

In addition, on April 21, 2010, we entered into a Securities Purchase Agreement (the “UDM Purchase Agreement”) with each of the members of Universal Data Base of Music USA, LLC, a Nevada limited liability company (“UDM”), pursuant to which we acquired all of the outstanding membership interests of UDM in exchange for 21,659,200 shares of our common stock, at which time UDM also became our wholly owned subsidiary (the “UDM Acquisition,” and together with the Phreadz Acquisition, the “Acquisitions”).  The Phreadz Purchase Agreement and the UDM Purchase Agreement are sometimes referred to herein collectively as the “Purchase Agreements.”

In addition, as a condition to the closing of the UDM Acquisition, on the Closing Date, the Cancelled Shares will be cancelled.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.  On April 27, 2010 (the “Closing Date”) and pursuant to the terms and conditions of the Purchase Agreements, we: (i) consummated the Acquisitions, and (ii) each of Phreadz and UDM became our wholly owned subsidiary. More specifically, pursuant to and in connection with the Purchase Agreements:

•
in exchange for 100% of the issued and outstanding membership interests of Phreadz, we issued to the holders of the Phreadz membership interests an aggregate of 21,659,200 shares of our common stock; and

•	in exchange for 100% of the issued and outstanding membership interests of UDM, we issued to the holders of the UDM membership interests an aggregate of 21,659,200 shares of our common stock.

•	in addition, pursuant to the terms of the Purchase Agreements, the Cancelled Shares were cancelled.

As a result, on the Closing Date, beneficial ownership of our common stock was as follows:

•	The holders of UDM and Phreadz membership interests acquired in the aggregate beneficial ownership of approximately 81.26% of our issued and outstanding common stock;

•
The holders of our common stock immediately prior to the consummation of the Acquisitions continued to hold approximately 18.74% of our issued and outstanding common stock after the completion of the Acquisitions; and

A discussion of the beneficial ownership of our directors, officers and principal stockholders is set forth below in the section entitled “Item 4.--Security Ownership of Certain Beneficial Owners and Management” beginning on page 27 of this Current Report on Form 8-K and is incorporated herein by reference.

Change Resulting from the Acquisitions

Following the Acquisitions, the Company intends to conduct the business described under the Section of this Current Report on Form 8-K under the heading “Item 1.—Business—The Business of Phreadz and UDM” as its sole business.  In addition, the Company has relocated its principal executive offices to 63 Main Street #202, Farmington, New Jersey, 08822 and its telephone number is (908) 968-0838.

Change in Directors Serving on our Board

In connection with the Acquisitions, the number of directors serving on our Board of Directors (the “Board”) increased from one director to three directors and Georges Daou and Gordon Samson were appointed to fill the vacancies and serve on our Board.

All directors hold office for one (1) year terms until the election and qualification of their successors. Officers are appointed by the Board and serve at the discretion of the Board.

Reference is made to the disclosures set forth below in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.  Additionally, information with respect to each of our directors may be found in the section entitled “Directors and Executive Officers” beginning on page 28 of this Current Report on Form 8-K.

Change in Control and Shell Company Status

As a result of the Acquisitions, we experienced a change in control and ceased to be a “shell” company as defined in Rule 12b-2 promulgated under the Exchange Act.

Accounting Treatment

The Acquisitions are being accounted for as a reverse acquisition and recapitalization of the Company for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Acquisitions will be those of Phreadz and UDM and will be recorded at the historical cost basis of Phreadz and UDM, and the consolidated financial statements after completion of the Acquisitions will include the assets and liabilities of the Company, Phreadz and UDM, as well as the historical operations of Phreadz and UDM and operations of the Company from the Closing Date.

FORM 10 INFORMATION

1.	Business

The following describes the business of Atwood Minerals and Mining Corp. Whenever the terms “our,” “we” “us” and the “Company” are used herein they refer to Atwood Minerals and Mining Corp., a Nevada corporation, together with UDM and Phreadz, our wholly-owned subsidiaries, unless the context otherwise provides.

Corporate Overview and History of Atwood

Organization

Atwood Minerals and Mining Corp. was incorporated in the State of Nevada on May 12, 2005.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has at no time since its formation realized any revenues from its planned operations.  Prior to the Acquisitions, the Company was primarily engaged in the acquisition and exploration of mining claims.  Had it located a commercial minable reserve, the Company previously expected to prepare the site for extraction operations and enter a planned further development stage.

In June 2005, the Company acquired a 100% interest in the STEP mineral claim located in the Nicola Mining Division, British Columbia, and Canada for $5,000.  The claim was registered in the name of the vendor (the “Trustee”), who had executed a trust agreement to hold the claim in trust on behalf of the Company.

At November 30, 2005, the Company recognized an impairment loss of $5,000 as it had not been determined whether there were proven or probable reserves on the property.

On December 4, 2008, the Trustee advised the Company that he had performed work on the claim costing $4,750 and that unless the Company notified him of its desire to maintain the claim and pay him $4,750 by December 8, 2008, he would either allow the claim to expire on December 9, 2008 or take control of the claim and apply the work to extend the expiry date of the claim.  On December 9, 2008, the Trustee applied the work as assessment to extend the expiry date to December 9, 2009.  On May 24, 2009, the Trustee acquired control over the claim, at which time we no longer had any interest in the claim or any operating business.  As a result, we became a “shell” corporation and began to seek an attractive operating business with which to merge or otherwise acquire.

On the Closing Date, we acquired each of Phreadz and UDM.

The Business of Phreadz and UDM

Phreadz was organized as a limited liability company in the State of Nevada in April 2009.  Its principal place of business is located at 63 Main Street #202, Farmington, New Jersey 08822.  On May 11, 2009, Phreadz entered into a Consulting Agreement with Jonathan Kossmann.  Mr. Kossmann is the engineer and the architect of the Phreadz social networking platform. Since its inception, Phreadz has not undertaken any material business activities.

UDM was organized as a limited liability company in the State of Nevada in April 2009.  Its principal place of business is located at 63 Main Street, Farmington, New Jersey 08858.  On May 29, 2009, UDM consummated an asset purchase agreement with Jacques Krischer and UDM, Ltd. pursuant to which it acquired a music database and search tools.  Since its inception, UDM has not undertaken any material business activities.

The following business description refers to the business we propose to conduct through each of Phreadz and UDM taken as a whole.

Overview

The Company intends to provide Internet and mobile phone users multimedia social networking forums and  communication channels to broadcast to worldwide audiences.   The Company’s multimedia social platform, called Phreadz (pronounced freds), has similarities to both Facebook and Twitter.  However, this multimedia social platform was designed for users to move content between and among all major social networking sites and media and to create information and entertainment channels to publish multimedia entertainment and information to large audiences.

The Company visualizes Phreadz as being able to interact with all major multi-media platforms on the World Wide Web. Additionally, the Company believes that its entertainment database may be expanded to become one of the  larger and more extensive databases of music that may be able to  provide a continually expanding multimedia music entertainment selection to its users.  The music database, which the Company calls Universal Database of Music or UDM is complemented by music entertainment channels on Phreadz and graphical music discovery applications for internet browsers—which, in the view of the Company, will also become native to smart phones.

The Company believes that it has two unique product lines – one centered on social media, the other on music.  Although these product lines are integrated, they also stand individually as distinct revenue categories and serve multiple markets.    Phreadz, rooted in consumer interactive entertainment, may be able to benefit from revenue derived from two sources:  advertisers who are willing to pay their host to reach consumers and consumers who are interested in subscribing to the Phreadz network.

Industry  Overview

Social Networking Sites

Social network sites may be defined as web-based services that allow individuals to (1) construct a public or semi-public profile within a bounded system, (2) articulate a list of other users with whom they share a connection, and (3) view and traverse their list of connections, as well as those made by others within the system.  The nature and nomenclature of these connections may vary from site to site.

While social network sites provide attractive avenues for subscribers to meet new contacts, what makes them particularly advantageous to their subscribers is that they enable users to make their collective community tangible and available to others.  As a communication forum, social network sites allow for introductions and connections of individuals and dissemination of information and views that might not otherwise be possible. On many of the large social network sites, participants are not necessarily “networking” or looking to meet new people.  Instead, they are primarily communicating with people who are already a part of their extended network community.

Early social network websites began with generalized online communities such as The Well (1985), Theglobe.com (1994), Geocities (1994) and Tripod (1995).  These early communities brought people together via chat rooms for the purpose of sharing personal information, ideas and common interests by way of personal homepage publishing tools (a precursor to the blogging phenomenon).  These communities allowed users to link to each other via email addresses.

A “new” model of social networking, Epinions.com, emerged in 1999 featuring privacy and security measures as part of its platform.  Innovations permitted users more control over content and connectivity. Between 2002 and 2004, three (3) social network sites bypassed Epinions.com and grew to become the most popular social network sites in the world, promoting mainstream networking worldwide.  The leader was Friendster, then, MySpace, and finally, Bebo.  By 2005, MySpace emerged as the widest reaching of all, engaging significantly more page views than Google.  In 2004, Facebook emerged as a notable competitor. By 2006, it had opened up to the non-US college community and provided for externally developed add-on applications.

By March 2005, social networking erupted as a component of business Internet strategy, as Yahoo launched Yahoo! 360°.  In July 2005, News Corporation purchased MySpace, followed by ITV (UK) purchasing Friends Reunited in December 2005.  Since then, numerous social network sites have sprung up, all catering to different languages and cultures.  It is estimated that there exist over 200 social network sites using these existing models (vertical social networks, such as Ning, not included in this figure). In 2009, Twitter eclipsed other social network services, allowing add-on services to connect via its public API.

As the popularity of social networking is rising, new uses for the technology are being observed.  One expanding use for the technology is social networking between businesses.  Companies have found that social network sites such as Facebook and Twitter provide great venues for building their brand image, managing online reputation, recruiting, researching technologies and competitors, and finally, generating leads for potential prospects.  Additionally, social network use is also on the rise among college students using the services to network with professionals for internships and job opportunities.

The Phreadz Social Network

Phreadz is intended to be a social multimedia conversation network of videos, audio, photos and slide presentations posted and shared globally.

Phreadz supports the creation of posts and replies from video recorded through the web browser, multimedia uploads from desktop and mobiles and also posts shared from YouTube, Blip.tv, Flickr, Seesmic, DailyMotion, 12Seconds, Qik, Vimeo, Viddler, SlideShare, CollegeHumor, TEDTalks, BBC News, ABC News and others.

Phreadz is designed to make it easy to share posts and threads to anyone’s blogs, microblogs and social networks with integration to Wordpress, Blogger, LiveJournal, Tumblr, Drupal, Facebook, MySpace, Windows Live, Flickr, TwitPic, Twitter and the networks supported by ping.fm.

Our Phreadz network can also offer a type of multimedia “Twitter,” which allows users to post videos, images, texts, audios, and links (V.I.T.A.L.) to all major social network sites.  We anticipate that Phreadz may also be licensed as a Software as a Service (SaaS) white label product, as it enhances social media marketing. Additionally, Phreadz may be utilized as a publishing and distribution tool, creating a vehicle for conversation/dialogue via a social network that has the capacity for its users to share posts from a host of content providers and to cross-post information out to blogs, twitter, Facebook, MySpace, Windows live, and other social networking sites.

We will use what we believe to be a proprietary technology to connect viewers with channels, matching their interests and whims.  At launch, we expect Phreadz’s channels include, among others, two music channels, that will be integrated with our UDM music databases.  We intend for Phreadz’s channels to allow for not only the publishing and distribution of multimedia to large audiences, but also for users to post their responses in multimedia form, as well. Our technology can be designed to be compatible with iPhone, Blackberry, and Android applications.

Our Phreadz service has been beta tested in the United Kingdom and we expect that this service will be rolled out across North America beginning before the end of May 2010.

The Universal Database and Music Search Tools

Our UDM database is a collection of 23 linked databases, including metadata, on over 500,000 titles (in more than 100 music related fields) and “baseline” data on millions of titles (comprising between 10 and 40 music related fields).  Within the repository are more than 100,000 artist entries.  The databases contain extensive coverage of works from all genres of music primarily in English, French and German, and includes coverage in other European languages as well.

UDM’s database has been developed to allow and encourage public input contributions and updates, similar to Wikipedia.  The Company expects that UDM’s database will eventually offer a comprehensive search of music over the internet, with users invited to search graphically by way of music attributes, lyrics, contributing artists, and music properties (unlike Google which provides for a text-only search).  It also may allow music fans to find similar music by matching a song’s attributes, mood, time period, or genre with others to discover new songs for downloading, sampling, or forwarding to a friend.  Through the database, users may locate performances.  The web site may also be used to license music for use in business web sites, television, films, or internet videos.

Marketing Strategy

We are currently developing our marketing strategy, which will be intended to generate Phreadz brand awareness and network traffic.  While we will endeavor to implement approaches intended to cause the Phreadz network to be widely adopted and followed by industry publications (print and online), consumer media (TV, radio, internet, print) and social media networks, we have not yet finalized our marketing plans and have not entered into any material agreements related to our marketing plans.

Our marketing strategy may include any one or more of the following potential strategies:

•	Utilizing celebrities to promote their social networking agenda through the Phreadz network;

•	A combination of Search Engine Marketing (SEM) and Search Engine Optimization (SEO).

•	Strategic alliances with other Internet companies and traditional media organizations.

•	Joint Ventures with legacy media organizations.

•	Relationships with major record labels.

•	Relationships with independent music consultants.

•	Trade advertising.

•	Promotions and viral programs.

•	Public Relations.

Intellectual Property and Patent Rights

We intend to rely on a combination of trademark, copyright and trade secret laws and disclosure restrictions to protect our intellectual property rights. We have a number of registered and unregistered trademarks. We maintain a policy requiring our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.

We regard the protection of our intellectual property as critical to our success.  We will enter into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information.

We will aggressively protect our intellectual property rights by relying on federal, state and common law rights, as well as a variety of administrative procedures.  We will actively pursue the registration of our trademarks, copyrights, and domain names in the U.S. and international jurisdictions.  The expansion of our business requires us to protect our trademarks, copyrights, and domain names in an increasing number of jurisdictions, a process that is expensive, may require litigation, and may not be successful in every location. We intend to register our core brands as trademarks and domain names in the U.S. and a large number of other jurisdictions and have in place an active program to continue to secure trademarks and domain names that correspond to our brands in markets of interest.  If we are unable to secure our trademarks, copyrights or domain names, we could be adversely affected in any jurisdiction in which our trademarks, copyrights or domain names are not registered.

The steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services. The global nature of the Internet allows our Web sites to be viewed worldwide, but we do not have intellectual property protection in every jurisdiction. Furthermore, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving. Failure to protect our proprietary rights adequately could significantly harm our competitive position and results of operations.

The Internet, software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand any third-party claims or rights against their use.

Government Regulation

The Children’s Online Privacy Protection Act of 1998 (“COPPA”) prohibits websites from collecting personally identifiable information online from children under age 13 without prior parental consent.  The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) regulates the distribution of unsolicited commercial emails, or “spam.”  Online services provided by us may be subject to COPPA and CAN-SPAM requirements.

Congress and some state legislatures are considering legislation that would regulate how businesses operate on the Internet, including measures relating to privacy and data security, as well as specific legislation aimed at social networking sites.  Members of Congress have announced they will introduce legislation that would regulate the collection of data about consumers’ Web browsing activities across the Internet that is used to serve targeted advertising.  In addition, in February 2009, the Federal Trade Commission’s staff released guidelines for Internet publishers and Internet advertising networks to address concerns about consumer privacy, transparency and control raised by such collection and use of online behavioral data, and called for self-regulation.  On July 3, 2009, the industry released a set of self-regulatory online behavioral advertising principles.  It is unclear whether these industry efforts alone will address the concerns expressed by some federal and state officials.

In addition, the services provided by telecommunications carriers are governed by regulatory policies establishing charges and terms for wireline communications. We are not a telecommunications carrier or otherwise subject to regulations governing telecommunications carriers (or the obligation to pay access charges and contribute to the universal service fund).  The Federal Communications Commission (“FCC”) could, however, expand the reach of telecommunications regulations so as to apply to companies such as ours. In particular, the FCC could require online service providers like us to pay access charges or to contribute to the universal service fund when the online service provider provides its own transmission facilities and engages in data transport over those facilities in order to provide an information service.

As Internet commerce continues to evolve, and in particular the increasing use of social networking sites and streaming media like music in markets such as wireless communications, Congress, state legislatures, and federal or state agencies may adopt laws and regulations affecting our business and customers, including laws or regulations potentially imposing taxes or other fees on us or our customers or imposing reporting, tracking or other restrictions or standards related to issues such as user privacy, pricing, content and quality of products and services.

We will monitor pending legislation and regulatory initiatives to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments.

Employees

Immediately following the Closing Date, we had 4 employees, including 4 executive officers

Item 1A.	Risk Factors

An investment in our common stock involves various risks. You should carefully consider the risk factors set fort below in conjunction with the other information contained in this report before purchasing our common stock. If any of the risks discussed in this report actually occur, our business, operating results, prospects and/or financial condition could be adversely impacted.  This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to our Business and Our Industry

We have no operating history on which to evaluate our potential for future success.

Phreadz and UDM were formed in April 2009 and have had no material operations to date.  Consequently, evaluating an investment in us and predicting our future results based upon our past performance is not possible, particularly with respect to our ability to develop our products and services, to generate and sustain a revenue base sufficient to cover operating expenses or to achieve profitability.  We face many of the risks and uncertainties encountered by early stage companies, and our future operating results may differ from what we expect due to many factors, including: (i) slower than expected growth, or a downturn in the “real-time” communications industry; (ii) the uncertain adoption by consumers of the services that we intend to provide; and (iii) potential competition from other service providers.

Based on our historical financials, there is uncertainty as to our ability to continue as a going concern.

In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure additional external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.  Any such inability to continue as a going concern may result in our security holders losing their entire investment.  Our financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern.  Notwithstanding the foregoing, our cash flow deficiencies raise substantial doubt as to our ability to continue as a going concern.  Also, changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events may also affect our ability to continue as a going concern.

We anticipate incurring operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitation on our operations.

We anticipate that the Company will incur operating losses and negative cash flows in the foreseeable future, and to accumulate increasing deficits as we increase our expenditures for (i) our website and database expansions, (ii) infrastructure, (iii) sales and marketing, (iv) research and development, (v) personnel, and (vi) general business enhancements.  Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability.  In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.

We will need additional capital to pursue our marketing strategies, conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

We will require significant additional capital resources from outside sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to execute on our marketing strategy, develop products and continue operations, and we intend to seek to raise such additional capital.  In addition, we anticipate needing additional capital for our anticipated need to hire additional employees, increase our marketing budget, lease additional office space and increase our research and development investment.  However, we do not know if such capital will be available to us on reasonably favorable terms, or at all.  If we are able to raise such additional capital, our existing stockholders will experience dilution.  If we fail to obtain additional capital as and when required, our business will not succeed.

Our business model depends on our ability to successfully develop and operate our networks and deploy new offerings and technology.

There can be no assurances that we will be able to successfully design or engineer our network or that we will not experience problems with the reliability of our network if we are able to make it operational in the future.  Any reliability problems that adversely affect our ability to operate our networks would likely reduce revenues and restrict the growth of our business.  Our future success will also depend in part on other factors, including, but not limited to, our ability to:

•	Find secure hosting;

•	Enhance our offerings;

•	Address the needs of our prospective users;

•	Respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis; and

•	Develop, enhance and improve the responsiveness, functionality and features of our infrastructure services and networks.

If we are unable to integrate and capitalize on new technologies and standards effectively, our business could be adversely affected.

If the assignment of certain intellectual property right to us is challenged, we may lose our rights to key technologies on which our business depends.

Our business depends on our rights to and under the intellectual property (IP) to develop our Phreadz social network, which were assigned to us by Jonathan Kossmann under that certain consulting agreement dated May 11, 2009 between Mr. Kossmann and Phreadz. Our consulting agreement with Mr. Kossmann, impose obligations on us, such as payment obligations and such consulting agreement with us specifically states that the assignment of the IP is conditioned upon full payment thereunder.  We have paid Mr. Kossmann all compensation due him under the consulting agreement.  In addition, under the employment agreement entered into with Mr. Kossmann upon consummation of the Acquisitions, Mr. Kossmann acknowledges and agrees that all rights under the consulting agreement terminated upon execution of the employments agreement.  However, if Mr. Kossmann believes that we have failed to meet these obligations,  he could seek to limit or reacquire the assigned IP rights, which could lead to costly and time-consuming litigation and, potentially, a loss of our rights in the IP. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our rights in our IP were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

Our business model is new and unproven, and therefore we can provide no assurance that we will be successful in pursuing it.

Our UDM and Phreadz operations represent new and untested business models, for which there are no assurances that we will succeed in building a profitable business.  Our ability to generate advertising is highly dependent on market adoption of our services and products.  If we are unable to attract revenues, our operations and financial condition will be adversely affected.

We will rely on third parties for software and hardware development, manufacturing content and technology services.

We expect to rely on third party developers to provide software and hardware.  If we experience problems with any of our third party technology or products, our customers’ satisfaction could be reduced, and our business could be adversely affected.  In addition, we expect to rely on third parties to provide content through strategic relationships and other arrangements.  If we experience difficulties in maintaining these relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.

Malfunctions of third party hosting services could adversely affect their business, which may impede our ability to attract and retain strategic partners and customers.

To the extent the number of users of networks utilizing our products suddenly increases, the technology platform and hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions.  System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users.  In addition, since users depend on real time communication, outages caused by increased traffic could result in delays and system failures.  These types of occurrences could cause users to perceive that our solution does not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

There has been increased competition in the “real-time” communications industry, as more companies seek to provide products and services similar to our proposed products and services, and because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

Competition for securing IM and VoIP services is intense.  We are aware of similar products and services that will compete directly with our proposed products and services, and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to our proposed products.  Many of our prospective competitors are larger and have greater financial resources, which could create significant competitive advantages for those companies.  Our future success depends on our ability to compete effectively with our competitors.  As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

•	substantially greater financial, technical and marketing resources;

•	larger customer bases;

•	better name recognition; and

•	potentially more expansive product offerings.

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part, through greater marketing opportunities.  Further, our competitors may be able to respond more quickly than us to new or emerging technologies and changes in user preferences and to devote greater resources than us to developing and operating networks of affinity websites.  These competitors may develop products or services that are comparable or superior.  If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Growth of internal operations and business may strain our financial resources.

We will be significantly expanding the scope of our operating and financial systems in order to build out our business.  Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of the financial and information management systems;

•	The need to manage relationships with licensees, resellers, distributors and strategic partners;

•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business; and

•	The need to train and manage our growing employee base.

The addition of new infrastructure services, networks, vertical categories and affinity websites and the attention they demand, may also strain our management resources.  We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

If we do not successfully enhance existing products and services or fail to develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet and IP-based communications services, our business may fail.

The market for communications services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions.  We are currently focused on securing “real-time” communications.  Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical and marketing expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis.  We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards.  If we fail to use new technologies effectively, to develop our technical expertise and new services, or to enhance existing services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

Our services may have technological problems or may not be accepted by consumers.  To the extent we pursue commercial agreements, acquisitions and/or strategic alliances to facilitate new product or service activities, the agreements, acquisitions and/or alliances may not be successful.  If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share.  Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete.  The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

•	Enhance our existing products and services;

•	Design, develop, launch and/or license new products, services and technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and

•	Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead time.  We may be unable to use new technologies effectively.  Updating our technology internally and licensing new technology from

If the market for Phreadz and UDM services does not develop as anticipated, our business would be adversely affected.

The success of our products and services depend on the growth of social network site (SNS) users, which in turn depends on wider public acceptance of our websites and offerings.  Potential new users may view our offerings as unattractive relative to other traditional services for a number of reasons, including better perceived offerings or pricings than we currently offer. Potential users may also view more familiar services as sufficient for their SNS and music search needs. There is no assurance that our offerings will ever achieve broad public acceptance.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products or any other products we develop or acquire, including, among others:

•	the price of our products relative to other products that seek to secure “real-time” communication;

•	the perception by users of the effectiveness of our products;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

If our products do not gain market acceptance, we may not be able to fund future operations, including the development of new products and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

If we are not able to adequately protect our proprietary rights, our operations would be negatively impacted.

Our ability to compete partly depends on the superiority, uniqueness and value of our technology and intellectual property.  To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following may reduce the value of our intellectual property:

•	Our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	Issued trademarks, copyrights, or patents may not provide us with any competitive advantages;

•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop.

In addition, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate.  While we have numerous pending international patents, obtaining such patents will not necessarily protect our technology or prevent our international competitors from developing similar products or technologies.  Our inability to adequately protect our proprietary rights would have a negative impact on our operations.

If we are forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect our financial condition or end our business.

Disputes regarding the ownership of technologies and intellectual property rights are common and likely to arise in the future.  We may be forced to litigate against other competitors to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights.  Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and outcome of any such litigation could harm our business.  Additionally, any such costs we incur to defend or protect our intellectual property rights could greatly impact our financial condition.

Further, we can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business.  Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities.  In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.

We could be subject to liability for hacking or spam on our networks.

The nature and breadth of the content on our networks could result in liability in various areas, including claims relating to:

•	Defamation, libel, negligence, personal injury and other legal theories based on the nature and content of the material appearing on our networks;

•	Copyright or trademark infringement or other wrongful acts due to the actions of third parties; and

•	Identity theft, misuse of personal data or information.

Any such claims could likely result in the Company incurring substantial costs and would be a drain on our financial and other resources.  In addition, such claims could disrupt our relationships with licensees, resellers, strategic partners and other third parties.  This would negatively affect our user base, or reduce the revenues.

The laws governing online secure communications are largely unsettled, and if we are or become subject to various government regulations, costs associated with those regulations may materially adversely affect our business.

The current regulatory environment for our services remains unclear.  We can give no assurance that we will be in or have been in compliance with local, state and/or federal laws or other laws.  Further, we can give no assurance that we will not unintentionally violate such laws or that such laws will not be modified, or that new laws will be enacted in the future which would cause us to be in violation of such laws.

It is possible that Congress and some state legislatures may seek to impose increased fees, regulations and administrative burdens on the services that we provide. Added consumer protection requirements and other obligations could be imposed. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode our pricing advantage over competing forms of communication and may adversely affect our business.

In addition to regulations addressing our services, other regulatory issues relating to the Internet in general could affect our ability to provide services.  Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction.  In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the Internet, which may have the effect of raising the cost of doing business on the Internet generally.

Telephone carriers have petitioned governmental agencies to enforce regulatory tariffs, which, if granted, would increase the cost of online communication, and such increase in cost may impede the growth of secure online communication and adversely affect our business.

The growing popularity and use of online secure communications has burdened the existing telecommunications infrastructures, and many high traffic areas have begun to experience interruptions in service.  As a result, certain local telephone carriers have petitioned governmental agencies to enforce regulatory tariffs on IP telephony traffic that crosses over the traditional time division multiplexing (TDM) telephony networks.  If any of these petitions or the relief that they seek is granted, the costs of communicating via online could increase substantially, potentially adversely affecting the growth in the use of online networks and communications. Any of these developments could have an adverse effect on our business.

If there are large numbers of business failures and mergers in the communications industry, our ability to manage costs or increase our subscriber base may be adversely affected.

The intensity of competition in the communications industry has resulted in significant declines in pricing for communications services.  The intensity of competition and its impact on communications pricing have caused some communications companies to experience financial difficulty.  Our prospects for maintaining or further improving communications costs could be negatively affected if one or more key communications providers were to experience serious enough difficulties to impact service availability, if communications companies merge reducing the number of companies from which we purchase wholesale services, or if communications bankruptcies and mergers reduce the level of competition among database, SNS and other service providers.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth.

We may explore expanding our business to other countries.  Expansion into international markets requires significant management attention and financial resources.  In addition, we may face the following risks associated with any expansion outside the United States:

•	challenges caused by distance, language and cultural differences;

•	legal, legislative and regulatory restrictions;

•	currency exchange rate fluctuations;

•	economic instability;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which could in turn harm our business prospects.

The departure of our Chief Executive Officer and the Presidents of our Phreadz and UDM Divisions and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us.

Our success largely depends on the skills, experience and efforts of our key personnel, including Georges Daou, our Chief Executive Officer, and the Jonathan Kossmann and Jacques Krischer, Presidents of our Phreadz and UDM divisions, respsectively.  The loss of these persons, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business.  We have currently entered into employment agreements with each of Messrs. Daou, Kossmann and Krischer.  In particular, termination of Mr. Daou’s employment without cause will result in significant severance obligations to us.  In addition, we intend to enter into a written employment agreement with each of our other key executives that can be terminated at any time by us or the executives.

We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as engineers.  Inability to attract and retain such personnel could adversely affect the growth of our business.  We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel.

We are subject to management risks.

New ventures have substantial inherent risks including, but not limited to, development, marketing, sales, distribution, human factors and the coordination of any and all of these activities.  Notwithstanding our due diligence and any pre-planning, our products and services may encounter unexpected problems in connection with any of these activities that could not be foreseen or accurately predicted and which could have a material adverse effect on our business, financial condition and results of operations.

We do not have any independent directors and we have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interests and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of three individuals, two of whom are also our executive officers and the third of whom is an officer of one of our significant stockholders. Our executive officers make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officers and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We have agreed to indemnify our directors and officers

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our Articles of incorporation and bylaws and the Nevada Revised Statutes provide, however, that our officers and directors will have no liability to our stockholder for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they:

•	violated their duty of loyalty,
•	did not act in good faith,
•	engaged in intentional misconduct or knowingly violated the law,
•	approved an improper dividend or stock repurchase, or
•	derived an improper benefit from the transaction.

Our Articles of incorporation and bylaws and the Nevada Revised Statutes also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, our best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. We have also entered into indemnity agreements with our officers and directors.  These indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

We will incur increased costs as a result of being a public company, compared to the Company’s historical operations as a private company.

As a public company, we will incur significant legal, accounting and other expenses that UDM and Phreadz did not incur as private companies.  We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  Additionally, with the Acquisitions and the termination of our status as a shell company, we will incur additional costs associated with our public company reporting requirements.

Risks Related to our Stock

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

Our common stock is traded on the OTC Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on a national stock exchange such as The Nasdaq Stock Market or the NYSE Amex. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	quarterly variations in our operating results;

•	large purchases or sales of our common stock;

•	actual or anticipated announcements of new products or services by us or competitors;

•	general conditions in the markets in which we compete; and

•	economic and financial conditions.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market.  The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.”  Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

After giving effect to the Acquisitions, our officers and directors are collectively the beneficial owners of approximately 47% of the outstanding shares of our common stock. In addition, under the terms of Mr. Daou’s employment agreement with us, he is entitled to receive equity in the Company as part of his compensation thereunder.  As long as our officers and directors collectively own a significant percentage of our common stock, our other shareholders may generally be unable to affect or change the management or the direction of our company without the support of our officers and directors. As a result, some investors may be unwilling to purchase our common stock. If the demand for our common stock is reduced because our officers and directors have significant influence over our company, the price of our common stock could be materially depressed. The officers and directors will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

 Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce or dilute the percentage ownership of our existing stockholders.  Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock.  Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

We have no current intention of declaring or paying any cash dividends on our common stock.

We do not plan to declare or pay any cash dividends on our common stock. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

Item 2.	Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operation is derived from: (i) the audited financial statements of each of Phreadz and UDM for the period from inception to May 31, 2009 and the related notes thereto, which are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K; and (ii) the unaudited financial statements of each of Phreadz and UDM for the interim nine (9) month periods ended February 28, 2010 and the related notes thereto, which are included as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K.  The following information and discussion should be read in conjunction with such financial statements and notes thereto.  Additionally, this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty.  Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in the Company’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this Current Report on Form 8-K, and our “Risk Factors” section herein.  All forward-looking statements included herein are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement.

The separate financial statements of Atwood Minerals and Mining Corp. and the Management’s Discussion and Analysis of Financial Condition and Results of Operation with respect to the Atwood Minerals and Mining Corp. financial statements are contained in Atwood Minerals and Mining Corp’s Form 10-Q filed with the Securities and Exchange Commission on April 14, 2010, and its Annual Report on Form 10-K, as amended, for the year ended November 30, 2009, filed with the Securities and Exchange Commission on February 24, 2010. The unaudited pro forma consolidated financial statements of the Company are contained in Exhibit 99.5 to this Current Report and are also incorporated by reference into this Current Report on Form 8-K.

Company Overview

The Company is in the development stage and consequently is subject to the risks associated with development stage companies, including the need for additional financing; the uncertainty of the Company’s technology and intellectual property resulting in successful commercial products or services as well as the marketing and customer acceptance of such products or services; competition from larger organizations; dependence on key personnel; and dependence on corporate partners and collaborators.  To achieve successful operations, the Company will require additional capital to continue research and development and marketing efforts.  No assurance can be given as to the timing or ultimate success of obtaining future funding.

Summary of Significant Accounting Policies

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company is considered a development-stage entity and has disclosed inception-to-date information within these financial statements.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States which requires management to make estimates and assumptions that effect the accounting for and recognition of assets, liabilities, stockholders’ equity, revenue and expenses. Estimates and assumptions are made because certain information is dependent on future events. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurement, effective July 1, 2008. SFAS No. 157 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. It establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and expands the disclosures about instruments measured at fair value. SFAS No. 157 requires consideration of a company's own creditworthiness when valuing liabilities.

 The Company also adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, effective July 1, 2008. SFAS No. 159 provides an option to elect fair value as an alternative measurement basis for selected financial assets, financial liabilities, unrecognized firm commitments and written loan commitments which are not subject to fair value under other accounting standards. As a result of adopting SFAS No. 159, the Company did not elect fair value accounting for any other assets and liabilities not previously carried at fair value.

Determination of Fair Value

At February 28, 2010, the Company applied fair value to all assets based on quoted market prices, where available. For financial instruments for which quotes from recent exchange transactions are not available, the Company determines fair value based on discounted cash flow analysis and comparison to similar instruments. Discounted cash flow analysis is dependent upon estimated future cash flows and the level of interest rates. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value.

The methods described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its methods of determining fair value are appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

Valuation Hierarchy

SFAS No. 157 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

Level 1.     Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. Level 1 assets and liabilities include debt and equity securities and derivative financial instruments actively traded on exchanges, as well as U.S. Treasury securities and U.S. Government and agency mortgage-backed securities that are actively traded in highly liquid over the counter markets.

Level 2.     Observable inputs other than Level 1 prices such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs that are observable or can be corroborated, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 assets and liabilities include debt instruments that are traded less frequently than exchange traded securities and derivative instruments whose model inputs are observable in the market or can be corroborated by market observable data. Examples in this category are certain variable and fixed rate non-agency mortgage-backed securities, corporate debt securities and derivative contracts.

Level 3.      Inputs to the valuation methodology are unobservable but significant to the fair value measurement. Examples in this category include interests in certain securitized financial assets, certain private equity investments, and derivative contracts that are highly structured or long-dated.

Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue recognition and cost of revenues

The Company has not had any revenues or cost of revenues to date.

Cash and cash equivalents

Cash and cash equivalents include cash at bank and money market funds with maturities of three months or less at the date of acquisition by the Company.

Property and Equipment

Property and equipment are stated at cost. Depreciation is being applied on the straight-line method over five years. Leasehold improvements and equipment under capital leases are amortized over the shorter of the estimated useful life or the life of the lease.

Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and capital lease obligations are carried at cost, which approximates their fair market value because of the short-term maturity of these instruments. The carrying amount of the long-term capital lease obligations is also assumed to approximate fair value.

Web Site

The Company capitalizes the costs incurred to build web site infrastructure and applications. Cost incurred for subsequent updates and operations are expensed as incurred.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by and distributions to members.

Business segment reporting

The Company manages its operations in one business segment.

Operations

The Company is in the development stage and has raised capital since its inception through the issuance of Notes payable (see Note 3 and 4 to the accompanying UDM USA, LLC and Phreadz USA, LLC  financial statements in Exhibit 99.1 and 99.2).  As of February 28, 2010, there was  approximately $4,418 in cash and $25,000 in prepaid expenses in total for both UDM USA, LLC and Phreadz USA, LLC.

UDM USA, LLC and Phreadz USA, LLC have generated no revenue from operations and incurred total operating expenses for the period from April 3, 2009 (dates of inception for UDM and Phreadz) to February 28, 2010 of $424,951 and $540,934 respectively and incurred interest expenses of $55,156 and $55,230 respectively. Additionally UDM fully impaired the $5,000,000 carrying value of the intellectual property data base as at February 28, 2010. As both UDM and Phreadz have been in the development/organizational stage there has been no research and development costs and no sales and marketing expenses.

Net cash used in operating activities for the period from April 3, 2009 (dates of inception for UDM and Phreadz, respectively) to February 28, 2010 was approximately $437,218 and $437,176, respectively, which primarily reflects the operating expenses of $424,951 and $540,934. The combined entities expect net cash used in operating activities to increase going forward as the Company integrates the Acquisitions, develops its products and services and markets its products and services.

Net cash provided by financing activities for the period April 3, 2009 (dates of inception for UDM and Phreadz, respectively) to February 28, 2010 was approximately $439,500 and $439,500, respectively, which consisted of net proceeds received from the issuance of notes payable.

The processes of developing new approaches to music database management, access, search for UDM and the Social Networking System of Phreadz are inherently highly complex, time-consuming, expensive and uncertain.  The Company must make long-term investments and commit significant resources before knowing whether its development programs will result in products that will receive achieve market acceptance.  Product candidates that may appear to be promising at all stages of development may not reach the market for a number of reasons.  Product candidates may be found ineffective or may take longer to progress through the beta trials than had been anticipated, may not be able to achieve the pre-defined endpoint due to changes in the environment, may fail to receive necessary approvals, may prove impracticable to manufacture in commercial quantities at reasonable cost and with acceptable quality, or may fail to achieve market acceptance.  For these reasons,  the Company is unable to predict the period in which material net cash inflows from its products and services will commence.

Research and Development Expenses

Future Research and development costs will include expenses paid to outside development consultants and compensation related expenses for our engineering staff.  Research and development costs are expensed as incurred.

General and Administrative Expenses

Consulting fees for UDM and Phreadz as a component of operating general and administrative expenses from April 3, 2009 (date of inception for UDM and Phreadz, respectively) to February 28, 2010 was $332,896, or 78% of operating expenses and $359,977, or   67% of operating expenses, respectively. The Company expects general and administrative expenses to further increase significantly as it hires additional personnel, assumes the costs for full time senior personnel, and as outside counsel and accounting fees increase due to the significantly higher costs associated with becoming a public company and the associated expenses for reporting and other securities law compliance activities.

Liquidity and Capital Resources

Since its inception, Phreadz and UDM have financed operations through notes payable.  We expect to finance future cash needs primarily through proceeds from equity or debt financings, loans, and/or collaborative agreements with corporate partners.  Both UDM and Phreadz have used net proceeds from the issuance of notes payable for general corporate purposes, which has been funding working capital needs.

We do not anticipate that our existing cash and cash equivalents will be sufficient to fund operations and expected growth through the next twelve months. The Company intends to immediately seek additional financing to fund the Company’s operations.  There can be no assurance that the Company will be successful in raising this additional financing on acceptable terms, if at all.

To obtain additional capital when needed, the Company will evaluate alternative financing sources, including, but not limited to, the issuance of equity or debt securities, corporate alliances, joint ventures and licensing agreements; however, there can be no assurance that funding will be available on favorable terms, if at all.  The Company cannot assure you that it will successfully commercialize its products under development or that its products, if successfully developed, will generate revenues sufficient to enable it to earn a profit.  If the Company is unable to obtain additional capital, management may be required to explore alternatives to reduce cash used by operating activities, including the termination of development efforts that may appear to be promising to  the Company, the sale of certain assets, possibly including  the Company’s patent portfolio and websites, and the reduction in overall operating activities.

Off Balance Sheet Arrangements

At February 28, 2010, the Company did not have any off-balance-sheet arrangements.

Item 3.	Properties

Our corporate headquarters are located at 63 Main Street #202, Farmington, New Jersey, 08822 and our telephone number is (908) 968-0838.  One of our significant stockholders is providing office space to us and not requiring us to pay any rent. We do not own any property.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-K under the Securities Exchange Act of 1934) of our common stock immediately following the completion of the Acquisitions by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Atwood Minerals and Mining Corp., 63 Main Street, Farmington, New Jersey.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(1) (2)

5% or Greater Stockholders:

GJD Holdings LLC 18632 Via Catania Rancho Santa Fe, CA (3)	Common Stock	6,460,800	12.12

Professional Capital Partners, Ltd 1400 Old Country Road, Suite 206 Westbury, NY 11590	Common Stock	5,325,824	9.9%

GJ Daou & Company LLC 18632 Via Catania Rancho Santa Fe, CA (4)	Common Stock	4,960,000	9.30

Groupmark Financial Services, Ltd. Jianwai Soho 39 East 3rd Ring Road, Building 4, Room 1104 Chaoyang District, Beijing PR China 100738	Common Stock	4,635,000	8.70

Directors and Named Executive Officers:

Jonathan Kossmann	Common Stock	6,489,000	12.17

Jacques Krischer	Common Stock	6,240,000	11.71

Georges Daou (3), (4), (5)	Common Stock	11,420,800	21.42

Gordon Samson	Common Stock	1,000,000	*

All directors and executive officers as a group (4 persons):	Common Stock	25,149,800	47.18%

*Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of April 27, 2010, the date of the Acquisitions are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 53,306,224 shares of common stock issued and outstanding immediately following consummation of the Acquisitions.

(3) Georges Daou is the Manager and sole member of GJD Holdings, LLC and as such has the power to direct the vote and disposition of these shares.

(4) Georges Daou owns 64.632% of of GJDaou & Company, LLC and is the sole Manager of such Company.  Mr. Daou has the power to direct the vote and disposition of the shares owned by GJDaou & Company, LLC.  Mr. Daou disclaims beneficial ownership of all but 3,205,744 of these shares.

(5)  Pursuant to the terms of Mr. Daou’s employment agreement, he is entitled to receive (i) an option to purchase $375,000 worth of securities to be issued by the Company in its first equity financing following consummation of the Acquisitions (such option conditioned on the closing of any such financing) and (ii) an option to purchase up to 5% of the Company’s common stock on a fully diluted basis upon the Company’s establishment of  an employee stock option plan, with such option to vest over 36 months.

Item 5.	Directors and Executive Officers

Effective as of the Closing Date, the following individuals serve as the directors and executive officers of the Company.  All directors of the Company hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.  The executive officers of the Company are appointed by our Board and hold office until their death, resignation or removal from office.  Unless otherwise indicated below, all officers and directors were elected or appointed on April 27, 2010.

NAME	AGE	POSITION
Executive Officers and Directors:

Georges Daou	49	Chairman, Chief Executive Officer
Gordon Samson	51	Chief Financial Officer, Treasurer, Secretary and Director
Jacques Krischer	53	President---UDM division
Jonathan Kossmann	39	President—Phreadz division

(1)
Upon receipt of sufficient financing, it is contemplated that the Company will hire additional employees, including a Chief Executive Officer.  Mr Daou would continue to serve as Chairman of the Company’s board of directors and would serve in a to be determined officer position of the Company if and when a new Chief Executive is hired.

Biographical Information

Georges Daou, Chief Executive Officer and Chairman of the Board of Directors.  Mr. Daou was appointed as Chief Executive Officer and Chairman of our Board of Director in connection with the consummation of the Acquisitions.  Mr. Daou completed a BS and an MS degree in Electrical Engineering from University of California, San Diego (UCSD) in 1986 before beginning his career at WAVETEK in1986 as a design engineer. He started his own company, DAOU Systems Inc. in 1987 to design, build and manage computer networks for healthcare organizations. He built the business to over $125 million in revenue and took the company public in 1997. Mr. Daou was thereafter an investor in select technology companies and serves as chairman of SG Biofuels.

In 2006, Mr. Daou founded DAOU Vineyards, a 120-acre vineyard based in Paso Robles, California. Mr. Daou co-founded SG Biofuels in 2007 and currently acts as the Chief Business Development Officer and Chairman of the Board of that company.

Gordon Samson, Chief Financial Officer and Director. Mr. Samson was appointed as our Chief Financial Officer and as a director in connection with the consummation of the Acquisitions.  From October 2002 to December, 2005, Mr. Samson was a Director and Chief Financial Officer of CYOP Systems International Inc. (“OTC BB - CYOS”), a Nevada media service corporation.  From July, 2003 to May, 2005, Mr. Samson was President, Chief Financial Officer and Director of UpSnap, Inc. (“OTC BB – UPSN”) (formerly Manu Forti Group Inc.), a Nevada mining company.  From January 31, 2006 to August 30, 2006, Mr. Samson was a Director and Chief Financial Officer of Cascade Energy Inc. (“OTC BB - CSCE”), an oil and gas company.  From February 7, 2006 to June 30, 2006, Mr. Samson was an independent Director of Fidelis Energy Inc. (“OTC BB - FDEI”), an oil and gas company.  From January 17, 2006 to August 30, 2006, Mr. Samson was an independent Director of Silver Star Energy Inc. (“OTC BB - SVSE”), an oil and gas company. From March 24, 2006 to September 1, 2006, Mr. Samson was a Director and the Chief Financial Officer of Tao Minerals Ltd., (“OTC BB – TAOL”), a gold exploration company.

From January 2006 to December 2007, Mr. Samson was President, CFO and Director of Future Now Group Inc. (OTC BB – “FUTR”) (formerly Reperio Exploration Inc.), a Nevada mining company.  From October 2008 to present, Mr. Samson has been the CFO and Director of Star Oil, a private Nevada oil and gas company.

Mr. Samson received a Diploma of Technology in Business Administration from the British Columbia Institute of Technology in 1982.  He received his Certified General Accountant (“CGA”) designation in 1991.  Mr. Samson also achieved a Certified Financial Planner designation (“CFP”) in 1998 that he does not maintain.  Mr. Samson has been engaged in a financial capacity for the past 24 years, through his involvement initially as a financial officer and Manager of Finance with Revenue Canada, (1985-1989) now Canada Customs Revenue Agency (“CCRA”), as a Senior Banker with TD Canada Trust, a major Canadian institution (from 1989 - 1996) and as a consultant providing Chief Financial Officer services to a wide range of public and private companies.

Jonathan Kossmann, President of Phreadz Division.  Mr. Kossmann was appointed as President of our Phreadz division in connection with the consummation of the Acquisitions.  Mr. Kossmann has devoted fifteen years of research and development to the field of advanced technology solutions for media distribution, digital content management and social networking. From May 2009 until consummation of the Acqusitions, Mr. Kossmann has been a consultant for Phreadz pursuant to which he was developing the Phreadz network.  From 2006 until 2008, Mr. Kossoman was CTO at Podcast.com/Treedia.com, a company based in Boston and Cambridge.  During this time he built an RSS feed management platform used by clients such as Motorola and Price Waterhouse Coopers.  Prior to this, from 2002 until 2006 he was with the BBC News interactive research team and was respected for producing, devising and advising solid new ways to distribute and collect news to and from the global audiences via pocket mobile screens to billboard video screens.

Jacques Krischer, President of UDM Division. Mr. Krischer was appointed as President of our UDM division in connection with the consummation of the Acquisitions.  Mr. Krischer graduated in Psychoacoustics from INSAS University (Brussels).  He created CD mastering facilities in several European countries and initiated archiving programs for the National French Library and EMI Music.  Mr. Krischer became a music database specialist, collaborating with Auchan, BMG, Extrapole, EMI, Fnac, Fors, Leclerc, Philips, SanDisk, SNCF, Sony, Toshiba, Universal, Virgin, Wal-Mart, and Warner. He is co-creator of Bernard Arnault’s music project, called mzz.com and spent the years between 2002 and 2010 perfecting these assets.  From 1999 to 2009, he constantly developed new concepts to help the final user to get music recommendation without the need to enter a request with a keyboard (from 1999 to 2009).  Mr.  Krischer also created some programs to help databases owners to fine-tune their assets   (CDMAIL in France, ENT. UK in UK, Muze Inc/Muze UK in USA/UK and other smaller entities in France and Germany – from 2004 to 2008).  Mr. Krsicher has collaborated to several researches about new music formats (among others with the Fraunhofer Institute in Germany) and signed a deal with Bach Technologies (Germany, Norway, China) to help them to launch the new MPEG7 audio/video format (2009).

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated or

•	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time.

Item 6.	Executive Compensation

Officer and Director Compensation

None of the Company’s officers or directors received any compensation for services as officers or directors of the Company during the three (3) most recently completed fiscal years.

Outstanding Equity Awards at Fiscal-Year End

There were no outstanding equity awards at the end of the Company’s last fiscal year.

Potential Payments upon Termination

Mr. Daou will have an employment agreement with us effective upon consummation of the Acquisitions as discussed below.   Under the terms of their respective employment agreements, Mr. Daou is entitled to a severance payment equal to the sum of two times his then current base salary plus two times the amount of his average annual bonus for  the three years preceding such termination without cause provided however that if termination follows a change in control then Mr. Daou’s severance payment shall equal the sum of three times his then current base salary plus three times the amount of his average annual bonus for  the three years preceding such termination.

The following table sets forth quantitative information with respect to potential payments to be made to Mr. Daou The potential payments are based on the terms of each of the Employment Agreement discussed below. For a more detailed description of the Employment Agreement, see the “Employment Agreements” section below.

Name	Potential Payment upon Termination (1)
Georges Daou	$600,000-$900,000 (2)(3)

(1)           Employee is entitled to a lump sum payment equal to the sum of two times his then current base salary plus two times the amount of his average annual bonus for the three years preceding such termination without cause provided however that if termination follows a change in control then Mr. Daou’s severance payment shall equal the sum of three times his then current base salary plus three times the amount of his average annual bonus for  the three years preceding such termination.

(2)          Based on Mr. Daou’s current annual base salary of $300,000.  This amount may increase depending upon the size (if any) of bonus payments received by Mr. Daou.
(3)          The higher end of the range is for termination without cause after a change of control, in which case Mr. Daou is entitled to an increased amount of severance as discussed above.  This amount may increase depending upon the size (if any) of bonus payments received by Mr. Daou

Employment Agreements

On the Closing Date, the Company entered into employment agreements with three of its executive officers.  The terms of each employment agreement are described below.

Employment Agreement with Georges Daou

On the Closing Date, we entered into an employment agreement with Georges Daou to serve as Chief Executive Officer and Chairman of our Board of Directors.  The agreement is for an initial term ending on December 31, 2014 and provides for an annual base salary during the term of the agreement of not less than $300,000, subject to potential upwards adjustments at the discretion of the Compensation Committee of the Board of Directors. Mr. Daou is eligible to receive a bonus of up to 100% of his then current base salary  based upon criteria to be established by Mr. Daou, the board of directors and the compensation committee as well as a discretionary bonus.  In addition, Mr. Daou received an option to purchase $375,000 worth of securities to be issued by us in our next equity financing.  This option has a 5 year term and the securities issued thereunder will be immediately vested upon issuance.  Immediately upon our establishment of an employee stock option plan, we agreed to grant Mr. Daou an option to purchase not less than 5% of our common stock on a fully diluted basis.  These options shall vest in thirty six (36) equal monthly installments.

 The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) four (4) weeks paid vacation leave; (iii) medical, dental and life insurance benefits; (iv) a $1,000 per month automobile allowance; and (v) a severance payment equal to the sum of two times his then current base salary plus two times the amount of his average annual bonus for  the three years preceding such termination without cause provided however that if termination follows a change in control then Mr. Daou’s severance payment shall equal the sum of three times his then current base salary plus three times the amount of his average annual bonus for  the three years preceding such termination.

On the Closing Date, in connection with Mr. Daou’s employment agreement GJD Holdings, LLC (“GJD”), an entity in which Mr. Daou is the sole member, entered into a Restricted Stock Agreement (the “GJD Restricted Stock Agreement”).  GJD was issued 6,460,8000 shares of our common stock (the “GJD Restricted Stock”) in consideration for the outstanding membership interests in  each of UDM and Phreadz which were then held by GJD.  The GJD Restricted Stock is subject to the terms and conditions of GJD Restricted Stock Agreement which provides that the GJD Restricted Stock is subject to a right of repurchase in favor of the Company (“Right of Repurchase”) at a price per share of $0.0001.  The Right of Repurchase shall lapse with respect to the GJD Restricted Stock as follows: (a) with respect to 3,230,400 shares of GJD Restricted Stock on the six month anniversary of Closing Date and (b) with respect to 3,230,400 shares of the GJD Restricted Stock on the one-year anniversary of the Closing Date.

Employment Agreement with Jonathan Kossmann

On the Closing Date, we entered into an employment agreement with Jonathan Kossmann to serve as President – Phreadz division (the “Kossmann Agreement”).  The Kossmann Agreement will have an initial term of two (2) years from the Closing Date, after which it will automatically renew for successive one (1) year periods unless either party terminates the Kossmann Agreement on not less than thirty (30) days notice.  Mr. Kossmann will be paid a monthly salary of $10,000.  Additionally, Mr. Kossmann is eligible to receive a cash bonus, at the discretion of the Board.  Mr. Kossmann will be allowed to participate in such employee benefit plans of the Company that may be in effect from time to time and that are offered to the Company’s other similarly situated, full-time employees to the extent he is eligible under the terms of those plans.

Employment Agreement with Jacques Krischer

On the Closing Date, we entered into an employment agreement with Jacques Krischer to serve as President –Music division (the “Krischer Agreement”).  The Krischer Agreement will have an initial term of two (2) years from the Closing Date, after which it will automatically renew for successive one (1) year periods unless either party terminates the Krischer Agreement on not less than thirty (30) days notice.  Mr. Krischer will be paid a monthly salary of $10,000.  Mr. Krischer is eligible to receive a cash bonus, at the discretion of the Board.  Mr. Krischer will be allowed to participate in such employee benefit plans of the Company that may be in effect from time to time and that are offered to the Company’s other similarly situated, full-time employees to the extent you are eligible under the terms of those plans.

On the Closing Date, Mr. Krischer was issued 6,240,000 shares of our common stock (the “Krischer Restricted Stock”) in consideration for the outstanding membership interests in UDM which were then held by Mr. Krischer.  The Krischer Restricted Stock is subject to the terms and conditions of a Restricted Stock Agreement entered into on the Closing Date (the “Krischer Restricted Stock Agreement”), which provides that the Krsicher Restricted Stock is subject to a right of repurchase in favor of the Company (“Right of Repurchase”) at a price per share of $0.0001.  The Right of Repurchase shall lapse with respect to the Krischer Restricted Stock as follows: a) with respect to 2,240,000 Shares on the Closing Date; (b) with respect to 2,000,000 Shares on the six-month anniversary of the Closing Date; (c) with respect to 2,000,000 Shares upon the one-year anniversary of the Closing Date, in each case provided that Mr. Krischer is continuously providing services to the Company as an officer of the Company.

The foregoing are summaries of the material terms of the various employment related agreements executed with the above listed officers.  Full descriptions of all the terms of these agreements are set forth in the agreements filed as exhibits to this Current Report on Form 8-K and are qualified in their entirety by reference thereto.

Indemnity Agreements

In addition, we entered into standard and customary indemnity agreements with each of our officers and directors obligating us to indemnify them from and against liability arising out of their service as an officer and/or director of our Company to the fullest extent permitted by applicable law.

Item 7.	Certain Relationships and Related Transactions and Director Independence

In connection with the consummation of the Acquisitions, on the Closing Date, we entered into the Purchase Agreements.  The terms of the Purchase Agreements are more particularly set forth in the disclosures made under the heading “Acquisitions” in Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Employment Agreements

The Company entered into employment agreements with certain of its executive officers on the Closing Date.  The terms of the particular employment agreements are set forth in the disclosures made under the heading “Item 6.--Executive Compensation” beginning on page 32 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Consulting Agreements

Jonathan Kossmann

On May 11, 2009, Phreadz entered into a consulting agreement with Jonathan Kossmann pursuant to which Mr. Kossmann agreed to provide services with respect to social networking including, without limitation, maintaining and expanding the functionality of the Phreadz network, delivering advice regarding the implementation of Phreadz goals and developing and overseeing the development of the Phreadz intellectual property.  Phreadz agrees to pay Mr. Kossmann $10,000/month for his consulting services. Pursuant to the Agreement, Mr. Kossmann assigned, transferred and conveyed to Phreadz all right, title and interest in anything created or developed by him pursuant to the Agreement, including all patents, applications for patents, copyrights, trademarks, designs, trade secrets, know how and other proprietary rights.  As part of Mr. Kossmann’s employment agreement entered into with the Company upon consummation of the Acquisitions, Mr. Kossmann acknowledged and agreed that the consulting agreement was terminated and no longer in effect.  Prior to consummation of the Acquisitions, Mr. Kossmann owned 29% of Phreadz and became an executive officer of the Company (and owns approximately 12% of the Company’s outstanding common stock) upon consummation of the Acquisitions.

Groupmark Financial Services Ltd.

In March 2009, Phreadz and UDM entered into a Consulting Agreement with  Groupmark Financial Services Ltd (“Groupmark”) in which Groupmark agreed to provide certain consulting services related to business introductions.  The services to be provided by Groupmark shall include, but shall not be limited to the following: strategic planning, planning meetings, road shows and assisting the Company’s management in developing and implementing the Company’s strategic plan.  Under the terms of the Agreement, Groupmark was entitled to receive an initial one time retainer fee of $25,000 and a monthly fee of $47,500 plus expenses.  In addition, Groupmark was entitled to receive membership interest in Phreadz and UDM of 5%.  Prior to consummation of the Acquisitions, Groupmark owned 10.7% of each of Phreadz and UDM.  After consummation of the Acquisitions, Groupmark holds an 8.7% interest in the Company

Contemporaneously with the closing of the Acquisitions, it is contemplated that the Company will enter into a consulting agreement with Groupmark Financial Services, Ltd. pursuant to which Groupmark will provide consulting services related to business introductions and strategic planning.  It is contemplated that Groupmark will be paid $30,000 month plus expenses and will also receive equity compensation equal to $250,000 in securities offered by the Company in its next equity financing.

Indemnity Agreements

The Company entered into Indemnity Agreements with each person who became one of the Company’s directors or officers in connection with the consummation of the Acquisitions, pursuant to which, among other things, the Company will indemnify such directors and officers to the fullest extent permitted by applicable law, and provide for advancement of legal expenses under certain circumstances.

Other Agreements

In May 2009, Cecil Bernard loaned each of Phreadz and UDM $125,000 ($250,000) pursuant to 8% Promissory Notes.  Each note is due and payable in April 2012, bears interest at 8% and includes an 8% interest bonus (based on the full value of the note, or $10,000).  Mr. Bernard is a manager of each of Phreadz and UDM and is also a member of each entity.  As of April 20, 2010, Mr. Bernard was owed $290,305.93 under these notes which includes $40,305.93 in accrued and unpaid interest.

In March 2010,  Cecil Bernard loaned each of Phreadz and UDM $5,000 ($10,000 total) pursuant to 8% promissory notes with a due date of June 30, 2010  In addition, each note provides that if a reverse merger is consummated by issuer prior to June 30, 2010, then the amount due under such note will be reduced to $1,500.  Mr. Bernard is a manager of each of Phreadz and UDM and is also a member of each entity.  As of April 21, 2010, Mr. Bernard was owed $10,074.52 under these notes which includes $74.52 in accrued and unpaid interest.

In March 2010, UDM (with Phreadz as co-issuer) issued an $85,000 promissory note (secured by all Phreadz and UDM’s assets, including the intellectual property of both Phreadz and UDM) to a Professoioal Capital Partners, Ltd. for $85,000.  Professional Capital Partners was the controlling stockholder of Atwood and upon consummation of the Acquisitions, owns 9.9% of the Company’s outstanding stock.  As additional consideration, UDM granted such investor the right to receive $85,000 of the securities offered in a bona fide third party sale by the issuers (which right was assumed by Atwood in connection with the Acquisitions of its equity securities (including equity or debt securities directly or indirectly convertible or exchangeable for equity securities), alone or with any debt securities in which the aggregate gross proceeds (in either cash or conversion of outstanding indebtedness or a combination thereof) received equals or exceeds $1 million.  The intellectual property security agreement and the security agreements securing the obligations of the note referred to above also secured the obligations under promissory notes in the aggregate principal amount of $875,000 previously issued by each of UDM and Phreadz, which noteholders included members of the Company including Cecil Bernard, a manager and member of both Phreadz and UDM.

In April 2010, in connection with the Acquisitions, Professional Capital Partners cancelled 28,274,176 shares of our capital stock.  In addition, in April 2010 we agreed to issue Professional Capital Partners securities in our next equity financing having a value of $1,000,000 in exchange for its 5,324,824 shares of our common stock.

Groupmark Financial Services, Ltd. currently provides office space to each of Phreadz and UDM free of charge.

Director Independence

Our Board of Directors has determined that none of our directors are “independent” as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide.

Item 8.	Legal Proceedings

Currently, we are not a party to any legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is traded on the OTC Bulletin Board under the symbol “AWDM.”  The following table shows the high and low bid prices for Quest’s common stock for each quarter since December 1, 2007 as reported by the OTC Bulletin Board.  All share prices have been adjusted to provide for the 7-1 forward split effected in September 28, 2009.  We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of its stock.  Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2008	High Bid	Low Bid
Fourth Quarter 9-1-08 to 11-30-08	$0.1464	$0.036
Third Quarter 6-1-08 to 8-31-08	$0.036	$0.036
Second Quarter 3-1-08 to 5-31-08	$0.036	$0.036
First Quarter 12-1-07 to 2-29-08	$0.036	$0.036

Fiscal Year 2009	High Bid	Low Bid
Fourth Quarter 9-1-09 to 11-30-09	$0.146	$0.021
Third Quarter 6-1-09 to 8-31-09	$0.179	$0.146
Second Quarter 3-1-09 to 5-31-09	$0.286	$0.179
First Quarter 12-1-08 to 2-28-09	$0.429	$0.286

Holders

As of April 27, 2010, we had approximately 37 holders of record of our common stock after giving effect to the Acquisitions.

Dividends

We have not paid any cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future.  Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business.  Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions including restrictions in loan agreements, restrictions in our organizational documents, and any other factors that our Board deems relevant.

Item 10.	Recent Sales of Unregistered Securities

Sales of Unregistered Securities by the Company

On the Closing Date, the Company issued 21,659,200 shares of common stock to the former members of UDM, all of whom are accredited investors (as defined in Rule 501(a) of Regulation D promulgated under  the Securities Act of 1933, in exchange for 100% of the issued and outstanding membership interests of UDM.

On the Closing Date, the Company issued 21,659,200 shares of common stock to the former members of Phreadz all of whom are accredited investors (as defined in Rule 501(a) of Regulation D promulgated under  the Securities Act of 1933 in exchange for 100% of the issued and outstanding membership interests of Phreadz.

The offer and sale of the foregoing securities was made solely to “accredited investors” and in reliance upon and pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

Sales of Unregistered Securities by UDM

In May 2009, UDM issued a promissory note to a single accredited investor for $125,000 for $125,000.  The note is due and payable in April 2012, bears interest at 8% and includes an 8% interest bonus (based on the full value of the note, or $10,000).  The proceeds were used for working capital and general corporate purposes.  The issuance was exempt under Section 4(2) and/or Regulation D under the Securities Act.

In May 2009, UDM issued 7,800 limited liability company units to Jacques Krischer pursuant to an asset purchase agreement.  The management of UDM originally valued these assets at $5 million.  However at February 28, 2010, the $5,000,000 value of the assets was fully impaired.  The issuance was exempt under Section 4(2) of the Securities Act of 1933.

From August 2009 through February 2010, UDM issued six (6) promissory notes to accredited investors totaling $312,500.  These notes had an initial maturity date of December 31, 2009,  bear interest at 8%, include an additional 8% interest bonus (based on the full value of the note) and granted each holder units in UDM equal to 0.125% of the note (i.e. a $100,000 note investor receives 125 limited liability company units in UDM).  In December 2009, each of these notes was amended to provide for an extended Maturity Date of March 31, 2010 in exchange for that amount of additional membership units equal to 0.01875% (a $100,000 noteholder received an additional 18.75 UDM units.  UDM issued a total of 450 limited liability company units pursuant to these notes.  The proceeds were used for working capital and general corporate purposes.

Since inception, UDM has (except as set forth in the above two paragraphs) issued 18,824 limited liability company units in exchange for $18.82 in cash and services rendered.  These issuances were exempt under Section 4(2) of the Securities Act of 1933.

In March 2010, UDM (with Phreadz as co-issuer) issued a $85,000 promissory note secured by all its assets to a single accredited investor for $85,000.  As additional consideration, UDM granted such investor the right to receive $85,000 of the securities offered in a bona fide third party sale by the issuers (or a public company if after a reorganization of its equity securities (including equity or debt securities directly or indirectly convertible or exchangeable for equity securities), alone or with any debt securities in which the aggregate gross proceeds (in either cash or conversion of outstanding indebtedness or a combination thereof) received by the  Issuers (or, if after a the Reorganization, the Public Company) equals or exceeds $1 million.

In March 2010,  UDM issued two (2) 8% $5,000 promissory notes with a June 30, 2010 maturity date.  Each note was issued to accredited investors and provided that if UDM completes a reverse merger prior to June 30, 2010, then the amount due under such note will be reduced to $1,500

In March and April 2010, UDM issued two (2) 8% $50,000 promissory note with a June 30, 2010 maturity date; provided that the note may be repaid immediately after the close of a reverse merger transaction.  Each note was issued to accredited investors and granted each holder 219 units in UDM and further provided that if a reverse merger was consummated prior to June 30, 2010 then the amount due under each note shall be reduced to $12,500. The proceeds were used for working capital and general corporate purposes.  The issuances were exempt under Regulation D and/or Section 4(2) of the Securities Act.

Sales of Unregistered Securities by Phreadz

In May 2009, Phreadz issued a promissory note to a single accredited investor for $125,000 for $125,000.  The note is due and payable in April 2012, bears interest at 8% and includes an 8% interest bonus (based on the full value of the note, or $10,000).  The proceeds were used for working capital and general corporate purposes.  The issuance was exempt under Section 4(2) and/or Regulation D under the Securities Act.

Since inception, Phreadz has (other than as set forth in the paragraph below)  issued 26,624 limited liability company units in exchange for $26.62 in cash and services rendered.  These issuances were exempt under Section 4(2) of the Securities Act of 1933.

From August 2009 through December 2009, Phreadz issued six (6) promissory notes to accredited investors totaling $312,500.  These notes had an initial maturity date of December 31, 2009,  bear interest at 8%, include an additional 8% interest bonus (based on the full value of the note) and granted each holder units in Phreadz equal to 0.125% of the note (i.e. a $100,000 note investor receives 125 limited liability company units in Phreadz).  In December 2009, each of these notes was amended to provide for an extended Maturity Date of March 31, 2010 in exchange for that amount of additional membership units equal to 0.01875% (a $100,000 noteholder received an additional 18.75 Phreadz units.  Phreadz issued a total of 450 limited liability company units pursuant to these notes.  The proceeds were used for working capital and general corporate purposes.  The issuances were exempt under Rule 506 and/or Section 4(2) of the Securities Act.

In March 2010, Phreadz (with UDM as co-issuer) issued a $85,000 promissory note secured by all its assets to a single accredited investor for $85,000.  As additional consideration, Phreadz granted such investor the right to receive $85,000 of the securities offered in a bona fide third party sale by the issuers (or a public company if after a reorganization of its equity securities (including equity or debt securities directly or indirectly convertible or exchangeable for equity securities), alone or with any debt securities in which the aggregate gross proceeds (in either cash or conversion of outstanding indebtedness or a combination thereof) received by the  Issuers (or, if after a the Reorganization, the Public Company) equals or exceeds $1 million.

In March 2010,  Phreadz issued two (2) 8% $5,000 promissory notes with a June 30, 2010 maturity date.  Each note was issued to accredited investors and provided that if Phreadz completes a reverse merger prior to June 30, 2010, then the amount due under such note will be reduced to $1,500

In March and April 2010, Phreadz issued two (2) 8% $50,000 promissory note with a June 30, 2010 maturity date; provided that the note may be repaid immediately after the close of a reverse merger transaction.  Each note was issued to accredited investors and granted each holder 219 units in Phreadz and further provided that if a reverse merger was consummated prior to June 30, 2010 then the amount due under each note shall be reduced to $12,500. The proceeds were used for working capital and general corporate purposes.  The issuances were exempt under Regulation D and/or Section 4(2) of the Securities Act.

Item 11.	Description of Securities

We are authorized to issue an aggregate of 525,000,000 shares of common stock, par value $0.001 per share.  As of the Closing Date of the Acquisitions, 53,306,224 shares of our common stock were issued and outstanding.

Common Stock

All outstanding shares of our common stock are of the same class and have equal rights and attributes.

Voting.  The holders of our common stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders of the Company.  Our common stock does not have cumulative voting rights.  Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends.  Subject to the preferential dividend rights and consent rights of any series of preferred stock that we may from time to time designate, holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board out of funds legally available.

Liquidation and Dissolution.  In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Item 12.	Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Articles of Incorporation  and bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation and bylaws provide that none of our directors or officers will be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that this will not eliminate or limit any liability for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or payment of dividends in violation of the Nevada Revised Statutes . Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.   We have also entered into indemnity agreements with our officers and directors.

Item 13	Financial Statements and Supplementary Data

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective as of the Closing Date, we dismissed Michael T. Studer CPA P.C. (“Studer”) as our independent accountants. Studer had previously been engaged as the principal accountant to audit our financial statements.  Prior to that, the Company had engaged Manning Elliott, LLP, Chartered Accountants as the principal accountant to audit our financial statements.

The reason for the dismissal of Studer is that, following the consummation of the Acquisitions: (i) the former members of Phreadz and UDM owned a majority of the outstanding shares of our common stock; and (ii) our primary business unit became Phreadz and UDM.  The independent registered public accountant of Phreadz and UDM was the firm of De Leon & Company, P.A. (“De Leon”).  We believe that it is in our best interests to have De Leon continue to work with our business, and we therefore retained De Leon as our new independent registered accounting firm, effective as of the Closing Date.  De Leon is located at 510 NW 159th Lane, Pembroke Pines, Florida 33028.

The Company’s financial statements for the fiscal years ended November 30, 2009 and 2008 were audited by Studer.  Studer’s 2009 and 2008 reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  However, both the 2009 and 2008 reports included explanatory paragraphs regarding the Company’s ability to continue as a going concern.

During our two (2) most recent fiscal years and through the date of dismissal on the Closing Date, there were no disagreements with Studer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Studer would have caused it to make reference to the matter in connection with its reports.

We made the contents of this Current Report on Form 8-K available to Studer and requested it to furnish a letter addressed to the SEC as to whether Studer agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Studer’s letter to the SEC is attached as Exhibit 16.1 to this Current Report on Form 8-K.

As of the Closing Date, De Leon was engaged as our new independent registered public accountants.  The appointment of De Leon was approved by our Board.  During our two (2) most recent fiscal years and the subsequent interim periods through April 27, 2010 (the date of engagement of De Leon), we did not consult De Leon regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 15.	Financial Statements and Exhibits

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under the heading “Recent Sales of Unregistered Securities” in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Reference is made to the disclosure set forth under the heading “Changes in and Disagreements with Accountants” in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Acquisitions, the Company experienced a change in control, with the former members of UDM and Phreadz acquiring control of the Company.  Additionally, as a result of the Acquisitions, the Company ceased being a shell company.  Reference is made to the disclosures set forth under the heading “Acquisitions” in Item 1.01 and the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Closing Date, in connection with the Acquisitions, Georges Daou and Gordon Samson were appointed to the Company’s Board of Directors.

Additionally, on the Closing Date, the Board of Directors appointed Georges Daou as the Company’s Chief Executive Officer and Gordon Samson as the Company’s Chief Financial Officer, Treasurer and Secretary.

Reference is made to the disclosures under the headings “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Acquisitions described in Items 1.01 and 2.01 of this Current Report on Form 8-K, on the Closing Date, we adopted the fiscal year end of Phreadz and UDM, thereby changing our fiscal year end from November 30 to May 31.

Item 5.06	Change in Shell Company Status.

Pursuant to the Acquisitions disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company ceased being a shell company as of the Closing Date.  Reference is made to the disclosures set forth under the heading “Acquisitions” in Item 1.01 and the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) each of Phreadz’s and UDM’s audited financial statements for the period from inception through May 31, 2009 are filed in this Current Report on Form 8-K as Exhibits  99.1 and 99.2, respectively, and (ii) each of Phreadz’s and UDM’s unaudited financial statements for the three (3) and nine month interim periods ended February 28, 2010 are filed in this Current Report on Form 8-K as Exhibits 99.3 and 99.4, respectively.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our unaudited pro forma consolidated financial statements are filed in this Current Report on Form 8-K as Exhibit 99.5.

(c)           Shell company transactions.  Please see items attached to Items 9.01(a) and 9.01(b) above.

(d)           Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1	Securities Purchase Agreement dated as of April 21, 2010 by and among Atwood Minerals & Mining Corp, Phreadz USA LLC and the members of Phreadz USA, LLC.

2.2	Securities Purchase Agreement dated as of April 21, 2010 by and among Atwood Minerals & Mining Corp, Universal Database of Music USA LLC and the members of Universal Database of Music USA, LLC

3.1	Articles of Organization of Phreadz USA, LLC

3.2	Articles of Organization of Universal Database of Music USA, LLC.

3.3	Amended and Restated Operating Agreement of Phreadz USA, LLC.

3.4	Amended and Restated Operating Agreement of Universal Database of Music USA, LLC.

4.1	Form of Note.

4.2	Secured Convertible Note dated March 23, 2010 issued by Universal Database of Music USA LLC and Phreadz USA LLC.

4.3	Form of Corporate Loan Agreement dated April 9, 2010.

10.1	Asset Purchase Agreement dated May 28, 2009 between Universal Database of Music USA LLC, UDM, Ltd. and Jacques Krischer.

10.2	Consulting Agreement dated May 2009 between Phreadz USA LLC and Jonathan Kossmann.

10.3	Subscription Agreement dated March 23, 2010.

10.4	Security Agreement dated March 23, 2010.

10.5	Intellectual Property Security Agreement dated March 23, 2010

10.6	Employment Agreement between Atwood Minerals & Mining Corp. and Georges Daou.

10.7	Employment Agreement between Atwood Minerals & Mining Corp. and Jonathan Kossmann.

10.8	Employment Agreement between Atwood Minerals & Mining Corp. and Jacques Krischer.

10.9	Restricted Stock Agreement between Atwood Minerals & Mining Corp. and Jacques Krischer.

10.10	Restricted Stock Agreement between Atwood Minerals & Mining Corp. and GJD Holdings.

10.11	Form of Indemnity Agreement.

16.1	Letter from Michael T. Studer CPA P.C. to the Securities and Exchange Commission.

23.1	Consent of De Leon & Company, P.A.

99.1	Phreadz USA, LLC audited financial statements from inception to May 31, 2009.

99.2	Universal Database of Music USA, LLC unaudited financial statements for the period ended February 28, 2010.

99.2	Phreadz USA, LLC unaudited financial statements for the period ended February 28, 2010.

99.2	Universal Data Base of Music USA, LLC unaudited financial statements for the period ended February 28, 2010.

99.3	Unaudited proforma consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010	Atwood Minerals and Mining Corp.

	By:	/s/ Georges Daou
	Name:	Georges Daou
	Title:	Chief Executive Officer